SUB-ITEM 77Q1(A)

                                 AMENDMENT NO. 3

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of May 1, 2008, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM International Mutual Funds, a Delaware statutory trust, and Invesco Aim Advisors, Inc., formerly A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to change the name of AIM Global Aggressive Growth Fund to AIM Global Small & Mid Cap Growth Fund.

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                          EFFECTIVE DATE OF
NAME OF FUND                             ADVISORY AGREEMENT
------------                             ------------------
AIM Asia Pacific Growth Fund              November 25, 2003
AIM European Growth Fund                  November 25, 2003
AIM Global Growth Fund                    November 25, 2003
AIM Global Small & Mid Cap Growth Fund    November 25, 2003
AIM International Core Equity Fund        November 25, 2003
AIM International Growth Fund             November 25, 2003

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                          AIM ASIA PACIFIC GROWTH FUND
                            AIM EUROPEAN GROWTH FUND
                          AIM INTERNATIONAL GROWTH FUND

                                         ANNUAL
NET ASSETS                                RATE
----------                               ------
First $250 million....................   0.935%
Next $250 million.....................    0.91%
Next $500 million.....................   0.885%
Next $1.5 billion.....................    0.86%
Next $2.5 billion.....................   0.835%
Next $2.5 billion.....................    0.81%
Next $2.5 billion.....................   0.785%
Over $10 billion......................    0.76%

                             AIM GLOBAL GROWTH FUND
                     AIM GLOBAL SMALL & MID CAP GROWTH FUND

                                         ANNUAL
NET ASSETS                                RATE
----------                               ------
First $250 million....................   0.80%
Next $250 million.....................   0.78%
Next $500 million.....................   0.76%
Next $1.5 billion.....................   0.74%
Next $2.5 billion.....................   0.72%
Next $2.5 billion.....................   0.70%
Next $2.5 billion.....................   0.68%
Over $10 billion......................   0.66%

                       AIM INTERNATIONAL CORE EQUITY FUND

                                         ANNUAL
NET ASSETS                                RATE
----------                               ------
First $500 million....................    0.75%
Next $500 million.....................    0.65%
From $1 billion.......................    0.55%
From $2 billion.......................    0.45%
From $4 billion.......................    0.40%
From $6 billion.......................   0.375%
From $8 billion.......................    0.35%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM INTERNATIONAL MUTUAL FUNDS


Attest:                                 By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)

                                        INVESCO AIM ADVISORS, INC.


Attest:                                 By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


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